As filed with the Securities and Exchange Commission on May 28, 2025.

Registration No. ____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MORGAN STANLEY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3145972 (I.R.S. Employer Identification No.)

1585 Broadway

New York, NY 10036

(Address of principal executive offices, including zip code)

Morgan Stanley Equity Incentive Compensation Plan

(Full title of the plan)

Martin M. Cohen, Esq.

Counsel and Corporate Secretary

Morgan Stanley

1585 Broadway

New York, New York 10036

(212) 761-4000

(Name, address and telephone number of agent for service)

With a copy to:

Kyoko Takahashi Lin

Davis Polk & Wardwell LLP

450 Lexington Avenue New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Morgan Stanley (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 50,000,000 additional shares of the Registrant’s Class A common stock for issuance under the Registrant’s Equity Incentive Compensation Plan (the “Plan”), pursuant to an amendment and restatement of the Plan increasing the number of shares reserved for issuance thereunder by 50,000,000, effective as of March 31, 2025. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on May 26, 2021 (Registration No. 333-256493), May 31, 2017 (Registration No. 333-218377) May 31, 2016 (Registration No. 333-211723), May 28, 2015 (Registration No. 333-204504), May 16, 2013 (Registration No. 333-188649), August 28, 2012 (Registration No. 333-183595), October 21, 2011 (Registration No. 333-177454), July 22, 2010 (Registration No. 333-168278), May 27, 2009 (Registration No. 333-159504) and May 11, 2007 (Registration No. 333-142874). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

(a)  the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed;

(b)  the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

(c)  the Registrant’s Current Reports on Form 8-K dated January 16, 2025 (solely with respect to Item 2.02, Exhibit 99.1 and Exhibit 99.2 therein), February 13, 2025, March 28, 2025, April 1, 2025, April 11, 2025 and May 16, 2025; and

(d)  the description of the Registrant’s Common Stock contained on Exhibit 4.1 of the Form 10-K (including any amendment or report filed with the Commission for the purpose of updating such description).

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereby has been sold or deregisters all Common Stock then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 8.  Exhibits.

Number	Title of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Morgan Stanley, as amended to date (Exhibit 3.1 to Morgan Stanley’s quarterly report on Form 10-Q for the quarter ended June 30, 2024).
3.2	Amended and Restated Bylaws of Morgan Stanley, as amended to date (Exhibit 3.1 to Morgan Stanley’s current report on Form 8-K filed on December 8, 2023).
5*	Opinion of Davis Polk & Wardwell LLP regarding the validity of the securities being registered.
15*	Letter of Awareness from Deloitte & Touche LLP.
23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5).
23.2*	Consent of Deloitte & Touche LLP.
24*	Powers of Attorney (included on signature page).
99.1	Morgan Stanley Equity Incentive Compensation Plan, as amended and restated as of March 31, 2025 (Exhibit 10.1 to Morgan Stanley's current report on Form 8-K filed on May 16, 2025).
107*	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 28th day of May, 2025.

MORGAN STANLEY
(Registrant)

By:	/s/ Edward Pick
	Name:	Edward Pick
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Martin M. Cohen, Jeanne Greeley, Tara Giannone and Jill Chesler Schwartz and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of this 28th day of May, 2025.

Signature	Title

/s/ Edward Pick	Chairman and Chief Executive Officer (Principal Executive Officer)
Edward Pick

/s/ Sharon Yeshaya	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Sharon Yeshaya

/s/ Victoria Worster	Chief Accounting Officer and Controller
Victoria Worster

/s/ Megan Butler	Director
Megan Butler

/s/ Thomas H. Glocer	Director
Thomas H. Glocer

/s/ Robert H. Herz	Director
Robert H. Herz

/s/ Erika H. James	Director
Erika H. James

/s/ Hironori Kamezawa	Director
Hironori Kamezawa

/s/ Shelley B. Leibowitz	Director
Shelley B. Leibowitz

/s/ Jami Miscik	Director
Jami Miscik

/s/ Masato Miyachi	Director
Masato Miyachi

/s/ Dennis M. Nally	Director
Dennis M. Nally

/s/ Douglas L. Peterson	Director
Douglas L. Peterson

/s/ Mary L. Schapiro	Director
Mary L. Schapiro

/s/ Perry M. Traquina	Director
Perry M. Traquina

/s/ Rayford Wilkins, Jr.	Director
Rayford Wilkins, Jr.